UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 26, 2017

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2017, Internap Corporation (the “Company”), certain lenders and Jefferies Finance LLC, as Administrative Agent (the “Administrative Agent”) entered into a Third Amendment and Waiver to the Credit Agreement (the “Third Amendment”) dated as of November 26, 2013 among the Company, the lenders parties thereto (the “Lenders”) and the Administrative Agent, as previously amended by a First Amendment thereto dated as of October 30, 2015 and a Second Amendment thereto dated April 12, 2016 (collectively, the “Credit Agreement”).

The Third Amendment, among other things, amends the Credit Agreement (i) to make each of the interest coverage ratio and leverage ratio covenants less restrictive and (ii) to decrease the maximum level of permitted capital expenditures. The effectiveness of the covenant amendments is conditioned on the Company completing one or more equity offerings on or before June 30, 2017 for gross cash proceeds of not less than $40 million and net cash proceeds of not less than $37 million and the application of the net cash proceeds to the repayment of indebtedness under the Credit Agreement. A fee of approximately $0.85 million is payable by the Company to the lenders who are parties to the Third Amendment upon execution of the Third Amendment and an additional fee of $1.7 million will be payable to the lenders when the conditions to the effectiveness of the Third Amendment have been met. The foregoing description of the Third Amendment is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Third Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the Lenders and the Lenders’ respective affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Third Amendment and Waiver to Credit Agreement entered into as of January 26, 2017 among Internap Corporation, each of the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: January 26, 2017	By:	/s/ Robert Dennerlein
Robert Dennerlein Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment and Waiver to Credit Agreement entered into as of January 26, 2017 among Internap Corporation, each of the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent.